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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                              JOHNSON OUTDOORS INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

              WISCONSIN                                       39-2019963
              ---------                                       ----------
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

           1326 Willow Road                                     53177
        Sturtevant, Wisconsin                                   -----
        ---------------------                                 (Zip Code)
(Address of principal executive offices)

      JOHNSON OUTDOORS INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
      ---------------------------------------------------------------------
                            (Full title of the plan)

       Helen P. Johnson-Leipold                             With copies to:
 Chairman and Chief Executive Officer
        Johnson Outdoors Inc.                           Benjamin F. Garmer, III
          1326 Willow Road                                 Russell E. Ryba
     Sturtevant, Wisconsin 53177                           Foley & Lardner
           (262) 884-1500                             777 East Wisconsin Avenue
 (Name, address and telephone number,                     Milwaukee, WI 53202
including area code, of agent for service)                    (414) 271-2400

                               ------------------

                         CALCULATION OF REGISTRATION FEE

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   Title of         Amount    Proposed Maximum  Proposed Maximum     Amount of
Securities to be     to be     Offering Price   Aggregate Offering  Registration
   Registered     Registered     Per Share           Price             Fee
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  Class A
Common Stock,
$.05 par value    50,000 shares    $9.93(1)       $496,500(1)         $45.68
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1.   Estimated pursuant to Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock as reported by the Nasdaq National Market on March 12, 2002.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8


          On January 28, 1994, Johnson Outdoors Inc., a Wisconsin corporation (the "Registrant"), filed a Registration Statement on Form S-8 (File No. 033-52073) to register 50,000 shares of the Registrant's Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), issuable under the Johnson Outdoors Inc. 1994 Non-Employee Director Stock Ownership Plan (the "Stock Ownership Plan"). On September 30, 1999, the Registrant filed a Registration Statement on Form S-8 (File No. 333-88089) to register 50,000 additional shares of the Class A Common Stock in connection with the Stock Ownership Plan.

          On December 13, 2001, the Board of Directors of the Registrant approved an amendment to the Stock Ownership Plan to increase the number of shares of Class A Common Stock from 100,000 to 150,000. On February 19, 2002, the shareholders of the Registrant approved this amendment. The purpose of this Registration Statement is to register 50,000 additional shares of the Class A Common Stock in connection with the Stock Ownership Plan.

          Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 033-52073 and 333-88089), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

          Exhibit No.                   Exhibit
          -----------                   -------

               4 Johnson Outdoors Inc. 1994 Non-Employee Director Stock Ownership Plan, as amended to date*

               5              Opinion of Foley & Lardner

              23.1            Consent of Arthur Andersen LLP

              23.2            Consent of KPMG LLP

              23.3 Consent of Foley & Lardner (contained in Exhibit 5 hereto)

               24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

-----------------------

* To be filed by amendment or as an exhibit to one of the Registrant's subsequent filings under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine and State of Wisconsin on this 28th day of February, 2002.

                                        JOHNSON OUTDOORS INC.


                                        By: /s/ Helen P. Johnson-Leipold
                                           -------------------------------------
                                           Helen P. Johnson-Leipold
                                           Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Helen P. Johnson-Leipold and Paul A. Lehmann each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Signature                          Title                       Date

                               Chairman and Chief Executive
                                  Officer and Director         February 28, 2002
/s/ Helen P. Johnson-Leipold   Principal Executive Officer)
-----------------------------
Helen P. Johnson-Leipold

                                Vice Chairman of the Board     February 28, 2002
/s/ Thomas F. Pyle, Jr.              and Director
-----------------------------
Thomas F. Pyle, Jr.

                                        Director               February 28, 2002
/s/ Samuel C. Johnson
-----------------------------
Samuel C. Johnson

                                        Director               February 28, 2002
/s/ Gregory E. Lawton
-----------------------------
Gregory E. Lawton

                                        Director               February 28, 2002
/s/ Terry E. London
-----------------------------
Terry E. London

                                        Director               February 26, 2002
/s/ John M. Fahey, Jr.
-----------------------------
John M. Fahey, Jr.

                               Vice President and Chief        February 28, 2002
/s/ Paul A. Lehmann                Financial Officer
-----------------------------  (Principal Financial and
Paul A. Lehmann                  Accounting Officer)

                                  EXHIBIT INDEX

      JOHNSON OUTDOORS INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN


          Exhibit No.                   Exhibit
          -----------                   -------

               4 Johnson Outdoors Inc. 1994 Non-Employee Stock Ownership Plan, as amended to date*

               5              Opinion of Foley & Lardner

              23.1            Consent of Arthur Andersen LLP

              23.2            Consent of KPMG LLP

              23.3 Consent of Foley & Lardner (contained in Exhibit 5 hereto)

               24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

---------------------

*To be filed by amendment or as an exhibit to one of the Registrant's subsequent filings under the Securities Exchange Act of 1934, as amended.